Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-277431) of our report dated March 28, 2024, with respect to the consolidated financial statements of Spectaire Holdings Inc. and subsidiaries, which appears in this annual report on Form 10-K.

Melville, NY

March 28, 2024

An Independent Member of Urbach Hacker Young International